Exhibit 10.26

AMENDMENT NO. 2 TO CONSULTING AGREEMENT

This Amendment No. 2 to Consulting Agreement (this “Amendment”), dated February 10, 2016, is entered into between PhaseRx, Inc., a Delaware corporation having a place of business at 410 West Harrison Street, Seattle, WA 98119 (the “Company”) and Paul H. Johnson, Ph.D., having a place of business at 12020 211th Place SE, Snohomish, Washington 98296 (the “Consultant”).

RECITALS

WHEREAS, the Consultant and the Company entered into a Consulting Agreement, effective as of July 2, 2013, as previously amended by that certain Amendment to the Consulting Agreement, effective as of January 2, 2014 (as so amended, the “Agreement”), a copy of which is attached hereto;

WHEREAS, the Company is considering conducting an initial public offering and sale of the Company’s stock (the “Offering”); and

WHEREAS, in connection with the Offering, the Company and the Consultant desire to amend the Agreement to modify the services and fees set forth on Exhibit A attached thereto.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto, intending legally to be bound, hereby agree as follows:

1.	Definitions

Unless the context clearly requires otherwise, all capitalized terms as used herein shall have the same meanings as used in the Agreement.

2.	Amendment Date

This Amendment shall be effective immediately prior to the consummation of the Offering.

3.	Amendments to Agreement

Exhibit A to the Agreement shall be replaced in its entirety with Exhibit A attached hereto.

4.	No Other Waivers or Modifications; Applicability of this Agreement

Except to the extent expressly modified by Section 3 of this Amendment, no other covenant, term, provision, condition or agreement of the parties set forth in the Agreement shall be deemed to be waived, modified or amended in any way by this Amendment. All of the recitals, covenants, terms, provisions, conditions and agreements of the parties set forth in the Agreement shall be deemed applicable to this Amendment.

5.	Entire Agreement

The Agreement, as modified by this Amendment, constitute the entire agreement between the parties, and supersedes all prior or written agreements, commitments or understandings concerning the matters provided for herein.

6.	Counterparts

This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or by electronic mail (in portable document format (“PDF”)) shall be effective as delivery of a manually executed counterpart of this Amendment.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first written above.

COMPANY:		CONSULTANT

PHASERX, INC.		/s/ Paul Johnson
a Delaware corporation		Paul H. Johnson, Ph.D.

By:	/s/ Robert Overell
Name:	Robert Overell
Title:	President & CEO

EXHIBIT A

SERVICES AND COMPENSATION

1.	Services. Consultant will render to Company the following Services

•	Provide expert consulting services to Company regarding research, development, clinical and business matters relating to: (1) pH sensitive, membrane disruptive polymers for intracellular delivery of molecules; (2) the intracellular delivery of siRNA, miRNA, mRNA, antibodies, proteins, peptides or other macromolecules and (3) the development of siRNA, miRNA, mRNA or intracellular antibodies/proteins for therapeutics, prophylactics, diagnostics, agricultural and reagent applications (collectively, the “Field of Interest”). Consultant shall make himself available to consult with the Company for up to an average of four hours per week over the course of the year.

2.	Compensation.

•	$20,000 in cash per year, paid in equal quarterly installments in arrears.

•	Consultant shall submit monthly invoices to the Company for any amounts owing under this Agreement and shall include a summary of time spent on Company business. Each invoice will contain enough detail to enable Company to determine the accuracy of the amount(s) billed. With each invoice, Consultant will provide: (a) a detailed itemized listing of all expenses incurred under this Agreement, and (b) receipts for any individual expenses that exceed $50. Either an original or a copy may be submitted.

•	Company shall reimburse Consultant for all reasonable, documented out-of-pocket expenses incurred by Consultant in performing Services pursuant to this Agreement. With respect to travel expenses, Company shall only reimburse Consultant for economy class travel unless otherwise consented to by Company. Company shall also reimburse consultant for attendance at conferences that are pre-approved by Company. Consultant shall submit to Company all statements for expenses incurred and Services performed on a monthly basis.